Exhibit 10.96

AMENDMENT NO. 7 AND JOINDER AGREEMENT

TO CREDIT AND SECURITY AGREEMENT

THIS AMENDMENT NO. 7 AND JOINDER AGREEMENT TO CREDIT AND SECURITY AGREEMENT (this “Amendment”) is made as of this 5th day of October, 2015, by and among TWINLAB CONSOLIDATED HOLDINGS, INC., a Nevada corporation (“TCHI”), TWINLAB CONSOLIDATION CORPORATION, a Delaware corporation (“TCC”), TWINLAB HOLDINGS, INC., a Michigan corporation, ISI BRANDS INC., a Michigan corporation, TWINLAB CORPORATION, a Delaware corporation (“Twinlab Corporation”), NUTRASCIENCE LABS, INC., a Delaware corporation (formerly known as TCC CM Subco I, Inc.), and NUTRASCIENCE LABS IP CORPORATION, a Delaware corporation (formerly known as TCC CM Subco II, Inc.) (each of the foregoing Persons being referred to herein individually as a “Existing Borrower”, and collectively as “Existing Borrowers”), ORGANIC HOLDINGS LLC, a Delaware limited liability company, RESERVE LIFE ORGANICS, LLC, a Delaware limited liability company, RESVITALE, LLC, a Delaware limited liability company, RE-BODY, LLC, a Delaware limited liability company, INNOVITAMIN ORGANICS, LLC, a Delaware limited liability company, ORGANICS MANAGEMENT LLC, a Delaware limited liability company, COCOAWELL, LLC, a Delaware limited liability company, FEMBODY, LLC, a Delaware limited liability company, RESERVE LIFE NUTRITION, L.L.C., a Delaware limited liability company, INNOVITA SPECIALTY DISTRIBUTION, LLC, a Delaware limited liability company, and JOIE ESSANCE, LLC, a Delaware limited liability company (each of the foregoing Persons being referred to herein individually as a “New Borrower”, and collectively as “New Borrowers”; and together with Existing Borrowers and each Subsidiary joining the Credit Agreement as hereinafter defined as a Borrower, individually, each a “Borrower” and collectively, “Borrowers”), and MIDCAP FUNDING X TRUST, a Delaware statutory trust, as successor-by-assignment from MidCap Financial Trust (as Agent for Lenders, “Agent”, and individually, as a Lender), and the other financial institutions or other entities from time to time parties to the Credit Agreement referenced below, each as a Lender.

RECITALS

A.           Existing Borrowers, Agent and Lenders are parties to that certain Credit and Security Agreement dated as of January 22, 2015 by and among Borrowers, Agent and Lenders (as amended by that certain Amendment No. 1 to Credit and Security Agreement and Limited Consent dated as of February 4, 2015, by that certain Amendment No. 2 to Credit and Security Agreement dated as of April 7, 2015, by that certain Amendment No. 3 to Credit and Security Agreement and Limited Consent dated as of April 30, 2015, by that certain Amendment No. 4 to Credit and Security Agreement and Limited Consent dated as of June 30, 2015, by that certain Amendment No. 5 to Credit and Security Agreement and Limited Waiver dated as of June 30, 2015, by that certain Amendment No. 6 to Credit and Security Agreement, Limited Consent and Limited Waiver dated as of September 9, 2015 , as amended hereby and as it may be further amended, modified and restated from time to time, the “Credit Agreement”).  Capitalized terms used but not otherwise defined in this Amendment shall have the meanings set forth in the Credit Agreement.

B.           Pursuant to Section 4.11(c) of the Credit Agreement, the Existing Borrowers are required to cause New Borrowers to join the Credit Agreement each as a “Borrower”, and subject to and in accordance with the terms and conditions of this Amendment and the applicable requirements of the Credit Agreement, Borrowers, Agent and Lenders are willing to enter into this Amendment to join each New Borrower as a “Borrower” under the Credit Agreement and the other Financing Documents.

C.           Borrowers, Agent and Lenders have agreed to amend the Credit Agreement as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, the terms and conditions set forth in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Agent, Lenders and Borrowers hereby agree as follows:

1.           Recitals.   This Amendment shall constitute a Financing Document and the Recitals set forth above shall be construed as part of this Amendment as if set forth fully in the body of this Amendment.

2.           Joinder.  Subject to the satisfaction of the conditions precedent set forth in Section 8 hereof:

(a)          Each New Borrower hereby joins in, assumes, adopts and becomes a “Borrower” under the Credit Agreement and with respect to all Loans and Obligations made and incurred pursuant thereto.  Each New Borrower hereby becomes a party to the Credit Agreement, the Notes and the other Financing Documents applicable to it as a “Borrower” and all references to “Borrower” or “Borrowers” contained in the Financing Documents are hereby deemed for all purposes to also refer to and include such New Borrower, and such New Borrower hereby agrees to comply with all of the terms and conditions of the Financing Documents as if New Borrower was an original signatory thereto.

(b)          Without limiting the generality of the provisions of subparagraph (a) above, each New Borrower is thereby jointly and severally liable, along with all other Borrowers, for all existing and future Loans and other Obligations incurred at any time by any one or more Borrowers under the Financing Documents.

(c)          Notwithstanding anything to the contrary set forth herein, each Borrower acknowledges and agrees that, as of the date hereof, Agent has not completed its due diligence of New Borrowers, and therefore, the Accounts of New Borrowers shall not be deemed to be Eligible Accounts, and consequently, such Accounts shall not be included in the Borrowing Base unless and until Agent has determined, in its sole and absolute discretion, to include New Borrower’s Accounts, or a portion thereof, in the Borrowing Base as Eligible Accounts; provided, however, that notwithstanding Section 2.1(b)(ii)(B) of the Credit Agreement, in the event that Lender allows the New Borrower's Accounts to be included in the Borrowing Base, advances funds to the Borrowers based on such allowance and then deems such Accounts of the New Borrower to not be Eligible Accounts, the Borrowers shall have five (5) Business Days to pay the amount that the Revolving Loan Outstandings exceed the Revolving Loan Limit as a result of the Agent deeming such Accounts of the New Borrower to not be Eligible Accounts.

3.           Amendment to Credit Agreement.

(a)          The definition of “Seventh Amendment Closing Date” is hereby added to Section 1.01 in its alphabetical order:

“Seventh Amendment Closing Date” means October 5, 2015.

(b)          Section 2.2(f) of the Credit Agreement is hereby amended and restated in its entirety as follows:

Deferred Revolving Loan Origination Fee.  If Lenders’ funding obligations in respect of the Revolving Loan Commitment under this Agreement terminate for any reason (whether by voluntary termination by Borrowers, by reason of the occurrence of an Event of Default or otherwise) prior to the Commitment Expiry Date, Borrowers shall pay to Agent, for the benefit of all Lenders committed to make Revolving Loans on the Closing Date, a fee as compensation for the costs of such Lenders being prepared to make funds available to Borrowers under this Agreement, equal to an amount determined by multiplying the Revolving Loan Commitment by the following applicable percentage amount: 3.0% for the first and second year following the Closing Date and 2.0% thereafter. All fees payable pursuant to this paragraph shall be deemed fully earned and non-refundable as of the Closing Date.

(c)          Section 6.2 of the Credit Agreement is hereby amended and restated in its entirety, effective as of September 30, 2015, as follows:

Minimum Adjusted EBITDA.  Commencing with the month ending October 31, 2015 and until such time as all Obligations are paid, satisfied and discharged in full, the Borrowers shall not, as of the end of any measurement period set forth below, permit the Adjusted EBITDA for such measurement period to be less than the amount set forth in the table below opposite such measurement period.

Measurement Period	Minimum Adjusted EBITDA
October 1, 2015 to December 31, 2015	$ -2,500,000
October 1, 2015 to March 31, 2016	$ -1,750,000

(d)          Section 6.3 of the Credit Agreement is hereby amended and restated in its entirety, effective as of September 30, 2015, as follows:

Fixed Charge Coverage Ratio.  Commencing June 30, 2016 and until such time as all Obligations are paid, satisfied and discharged in full, the Borrowers shall not, as of the end of any month, permit the Fixed Charge Coverage Ratio for the period of trailing twelve months most recently ended on or prior to such date to be less than 1.15x.  Notwithstanding the foregoing, it is hereby agreed that (i) the applicable measurement period for the month ending June 30, 2016 shall be from April 1, 2015 to June 30, 2016 (trailing three Months or T3M), (ii) the applicable measurement period for the month ending July 31, 2016 will be T4M, (iii) the applicable measurement period for the month ending August 31, 2016 will be T5M, and (iv) the applicable measurement periods shall so continue until T12M is achieved.

(e)          Section 6.4 of the Credit Agreement is hereby amended and restated in its entirety, effective as of September 30, 2015, as follows:

Total Funded Debt to Adjusted EBITDA Ratio.  Commencing with the fiscal quarter ending September 30, 2016 and until such time as all Obligations are paid, satisfied and discharged in full, the Companies shall not, as of the end of any fiscal quarter, permit the applicable ratio set forth in the table below to exceed the amount set forth therein:

Applicable Ratio:	(A) Total Funded Debt (calculated without giving effect to any Indebtedness that is subordinate both to the Obligations and to the Penta Debt) to (B) Adjusted EBITDA for the period of four consecutive fiscal quarters most recently ended on or prior to such date to exceed 4.0x

For the purposes of this Section 6.4, Adjusted EBITDA (1) for the measurement period ending on September 30, 2016, shall equal the Adjusted EBITDA for the fiscal quarter ending September 30, 2016 multiplied by 4, (2) for the measurement period ending on December 31, 2016, shall equal the sum of Adjusted EBITDA for the fiscal quarters ending September 30, 2016 and December 31, 2016, multiplied by 2 and (3) for the measurement period ending on March 31, 2017, shall equal the sum of the Adjusted EBITDA for the fiscal quarters ending September 30, 2016, December 31, 2016 and March 31, 2017, multiplied by 4 and divided by 3.

4.           Confirmation of Representations and Warranties; Reaffirmation of Security Interest.  Each Existing Borrower hereby (a) confirms that all of the representations and warranties set forth in the Credit Agreement are true and correct with respect to such Borrower as of the date hereof, and (b) covenants to perform its respective obligations under the Credit Agreement.  Each Existing Borrower confirms and agrees that all security interests and Liens granted to Agent continue in full force and effect, and all Collateral remains free and clear of any Liens, other than those granted to Agent and Permitted Liens.  Nothing herein is intended to impair or limit the validity, priority or extent of Agent’s security interests in and Liens on the Collateral.

5.           Enforceability.  This Amendment constitutes the legal, valid and binding obligation of each Borrower, and is enforceable against each Borrowers in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles.

6.           Costs and Fees. In consideration of Agent’s agreement to enter into this Amendment, Borrower shall pay to Agent a modification fee equal to One Hundred Fifty Thousand and No/100 Dollars ($150,000.00) due and payable on the date hereof.  Furthermore, Borrowers shall be responsible for the payment of all reasonable costs and fees of Agent’s counsel incurred in connection with the preparation of this Amendment and any related documents.  If Agent or any Lender uses in-house counsel for any of these purposes, Borrowers further agree that the Obligations include reasonable charges for such work commensurate with the fees that would otherwise be charged by outside legal counsel selected by Agent or such Lender for the work performed.  Borrowers hereby authorize Agent to deduct all of such fees set forth in this Section 6 from the proceeds of one or more Revolving Loans made under the Credit Agreement.

7.           Representations and Warranties; Covenants; Grant of Security Interest.

      (a)          Each New Borrower hereby (a) confirms that all of the representations and warranties set forth in the Credit Agreement are true and correct with respect to such New Borrower as of the date hereof subject to the New Borrowers providing updated Schedules to the Credit Agreement under Section 9 below, and (b) covenants to perform its respective obligations under the Credit Agreement.

      (b)          Consistent with the intent of the parties and in consideration of the accommodations set forth herein, in addition to the grant of security set forth in Section 9.1 of the Credit Agreement and as further security for the prompt payment in full of all Obligations, and without limiting any other grant of a Lien and security interest in any Security Document, each New Borrower hereby assigns and grants to Agent, for the benefit of itself and Lenders, a continuing first priority Lien on and security interest in, upon, and to the now owned and hereafter acquired Collateral set forth on Exhibit A attached hereto and made a part hereof in which such New Borrower has rights.  Agent agrees that its Liens on the New Borrowers’ titled motor vehicles need not be perfected unless the Agent so requests after the Effective Date.  Each New Borrower hereby authorizes Agent to file UCC-1 financing statements against such New Borrower covering the Collateral owned by such New Borrower in such jurisdictions as Agent shall deem necessary, prudent or desirable to perfect and protect the liens and security interests granted to Agent hereunder.

      (c)          To the extent a New Borrower is authorized to file such statements, each of the New Borrowers hereby designates and authorizes Agent to file any and all Uniform Commercial Code Amendment Statements terminating the financing statements of record with the applicable filing office with any of the New Borrowers as debtor and Penta Mezzanine SBIC Fund I, LP or Siena Funding LLC, successor by assignment to Siena Lending Group LLC as secured party.

8.           Conditions to Effectiveness.  This Amendment shall become effective as of the date on which each of the following conditions has been satisfied (the “Effective Date”):

      (a)          Borrowers shall have delivered to Agent this Amendment and an Amended and Restated Revolving Loan Note, duly executed by an authorized officer of each Borrower;

      (b)          [Reserved];

      (c)          all representations and warranties of Borrowers contained herein shall be true and correct in all material respects as of the Effective Date (and such parties’ delivery of their respective signatures hereto shall be deemed to be its certification thereof);

      (d)          the Sole Manager of Organic Holdings LLC ("Organic") shall have delivered to Agent a duly executed certificate identifying the manager of Organic  who is duly authorized to execute and deliver this Amendment on behalf of itself and the other New Borrowers and any related documents, together with resolutions of the Sole Manager of Organic  authorizing the transactions contemplated by this Amendment on behalf of itself and the other New Borrowers; and

      (e)          Agent shall have received from Borrowers of all of the fees owing pursuant to this Amendment and Agent’s reasonable out-of-pocket legal fees and expenses.

9.           Post-Seventh Amendment Closing Requirements.  Borrowers shall complete each of the post-closing obligations and/or provide to Agent each of the documents, instruments, agreements and information listed on Schedule 7.4(B) attached hereto on or before the date set forth for each such item thereon, each of which shall be completed or provided in form and substance satisfactory to Agent.

10.         Release.  Each Borrower, voluntarily, knowingly, unconditionally and irrevocably, with specific and express intent, for and on behalf of itself and all of its respective parents, subsidiaries, affiliates, members, managers, predecessors, successors, and assigns, and each of their respective current and former directors, officers, shareholders, agents, and employees (collectively, “Releasing Parties”), does hereby fully and completely release, acquit and forever discharge each Indemnitee of and from any and all actions, causes of action, suits, debts, disputes, damages, claims, obligations, liabilities, costs, expenses and demands of any kind whatsoever, at law or in equity, whether matured or unmatured, liquidated or unliquidated, vested or contingent, choate or inchoate, known or unknown that the Releasing Parties (or any of them) has against the Indemnitees (or any of them) that directly or indirectly arise out of, are based upon or are in any manner connected with any Prior Related Event.  “Prior Related Event” means any transaction, event, circumstance, action, failure to act, occurrence of any type or sort, whether known or unknown, which occurred, existed, was taken, was permitted or begun in accordance with, pursuant to or by virtue of (a) any of the terms of this Amendment or any other Financing Document, (b) any actions, transactions, matters or circumstances related hereto or thereto, (c) the conduct of the relationship between any Indemnitee and any Borrower, or (d) any other actions or inactions by any Indemnitee, all on or prior to the Effective Date.  Each Borrower acknowledges that the foregoing release is a material inducement to Agent’s and Lender’s decision to enter into this Amendment and to agree to the modifications contemplated hereunder.

11.         No Waiver or Novation.  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided in this Amendment, operate as a waiver of any right, power or remedy of Agent, nor constitute a waiver of any provision of the Credit Agreement, the Financing Documents or any other documents, instruments and agreements executed or delivered in connection with any of the foregoing.  Nothing herein is intended or shall be construed as a waiver of any existing Defaults or Events of Default under the Credit Agreement or other Financing Documents or any of Agent’s rights and remedies in respect of such Defaults or Events of Default.  This Amendment (together with any other document executed in connection herewith) is not intended to be, nor shall it be construed as, a novation of the Credit Agreement.

12.         Affirmation.  Except as specifically amended pursuant to the terms hereof, the Credit Agreement and all other Financing Documents (and all covenants, terms, conditions and agreements therein) shall remain in full force and effect, and are hereby ratified and confirmed in all respects by Borrowers.  Each Borrower covenants and agrees to comply with all of the terms, covenants and conditions of the Credit Agreement (as amended hereby) and the Financing Documents, notwithstanding any prior course of conduct, waivers, releases or other actions or inactions on Agent’s or any Lender’s part which might otherwise constitute or be construed as a waiver of or amendment to such terms, covenants and conditions.

13.         Miscellaneous.

      (a)          Reference to the Effect on the Credit Agreement.  Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of similar import shall mean and be a reference to the Credit Agreement, as amended by this Amendment.  Except as specifically amended above, the Credit Agreement, and all other Financing Documents (and all covenants, terms, conditions and agreements therein), shall remain in full force and effect, and are hereby ratified and confirmed in all respects by Borrowers.

      (b)          Incorporation of Credit Agreement Provisions.  The provisions contained in Section 11.6 (Indemnification), Section 12.8 (Governing Law; Submission to Jurisdiction) and Section 12.9 (Waiver of Jury Trial) of the Credit Agreement are incorporated herein by reference to the same extent as if reproduced herein in their entirety.

      (c)          Headings.  Section headings in this Amendment are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

      (d)          Counterparts.  This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  Signatures by facsimile or by electronic mail delivery of an electronic version (e.g., .pdf or .tif file) of an executed signature page shall be treated as delivery of an original and shall bind the parties hereto. This Amendment constitutes the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

[SIGNATURES APPEAR ON FOLLOWING PAGES]

(Signature Page to Amendment No. 7 and Joinder Agreement to Credit and Security Agreement)

IN WITNESS WHEREOF, intending to be legally bound, and intending that this document constitute an agreement executed under seal, the undersigned have executed this Amendment under seal as of the day and year first hereinabove set forth.

AGENT:	MIDCAP FUNDING X TRUST, a Delaware statutory trust, as successor-by-assignment from MidCap Financial Trust

	By:	Apollo Capital Management, L.P.,
its investment manager

	By:	Apollo Capital Management GP, LLC,
its general partner

By:	/s/ Maurice Amsellem	(SEAL)
Name: Maurice Amsellem
Title: Authorized Signatory

LENDER:	MIDCAP FUNDING X TRUST, a Delaware statutory trust, as successor-by-assignment from MidCap Financial Trust

	By:	Apollo Capital Management, L.P.,
its investment manager

	By:	Apollo Capital Management GP, LLC,
its general partner

By:	/s/ Maurice Amsellem	(SEAL)
Name: Maurice Amsellem
Title: Authorized Signatory

(Signature Page to Amendment No. 7 and Joinder Agreement to Credit and Security Agreement)

EXISTING BORROWERS:	TWINLAB CONSOLIDATION CORPORATION

	By:	/s/ Thomas A. Tolworthy	(Seal)
Name: Thomas A. Tolworthy
Title: Chief Executive Officer and President

TWINLAB CONSOLIDATED HOLDINGS, INC.			TWINLAB HOLDINGS, INC.

By:	/s/ Thomas A. Tolworthy	(Seal)	By:	/s/ Thomas A. Tolworthy	(Seal)
Name: Thomas A. Tolworthy			Name: Thomas A. Tolworthy
Title: Chief Executive Officer and President			Title: Chief Executive Officer and President

TWINLAB CORPORATION			ISI BRANDS INC.

By:	/s/ Thomas A. Tolworthy	(Seal)	By:	/s/ Thomas A. Tolworthy	(Seal)
Name: Thomas A. Tolworthy			Name: Thomas A. Tolworthy
Title: Chief Executive Officer and President			Title: Chief Executive Officer and President

NUTRASCIENCE LABS, INC.			NUTRASCIENCE LABS IP CORPORATION

By:	/s/ Thomas A. Tolworthy	(Seal)	By:	/s/ Thomas A. Tolworthy	(Seal)
Name: Thomas A. Tolworthy			Name: Thomas A. Tolworthy
Title: Chief Executive Officer and President			Title: Chief Executive Officer and President

(Signature Page to Amendment No. 7 and Joinder Agreement to Credit and Security Agreement)

NEW BORROWERS:

ORGANIC HOLDINGS LLC			RESERVE LIFE ORGANICS, LLC

By:	/s/ Thomas A. Tolworthy	(Seal)	By ORGANIC HOLDINGS LLC,
Name: Thomas A. Tolworthy			its sole Member
Title: Sole Manager
			By:	/s/ Thomas A. Tolworthy	(Seal)
Name: Thomas A. Tolworthy
Title: Sole Manager

RESVITALE, LLC			RE-BODY, LLC

By ORGANIC HOLDINGS LLC,			By ORGANIC HOLDINGS LLC,
its sole Member			its sole Member

By:	/s/ Thomas A. Tolworthy	(Seal)	By:	/s/ Thomas A. Tolworthy	(Seal)
Name: Thomas A. Tolworthy			Name: Thomas A. Tolworthy
Title: Sole Manager			Title: Sole Manager

INNOVITAMIN ORGANICS, LLC			ORGANICS MANAGEMENT LLC
By ORGANIC HOLDINGS LLC,
By ORGANIC HOLDINGS LLC,			its sole Member
its sole Member
			By:	/s/ Thomas A. Tolworthy	(Seal)
By:	/s/ Thomas A. Tolworthy	(Seal)	Name: Thomas A. Tolworthy
Name: Thomas A. Tolworthy			Title: Sole Manager
Title: Sole Manager

COCOAWELL, LLC			FEMBODY, LLC

By ORGANIC HOLDINGS LLC,			By ORGANIC HOLDINGS LLC,
its sole Member			its sole Member

By:	/s/ Thomas A. Tolworthy	(Seal)	By:	/s/ Thomas A. Tolworthy	(Seal)
Name: Thomas A. Tolworthy			Name: Thomas A. Tolworthy
Title: Sole Manager			Title: Sole Manager

(Signature Page to Amendment No. 7 and Joinder Agreement to Credit and Security Agreement)

RESERVE LIFE NUTRITION, L.L.C.			INNOVITA SPECIALTY DISTRIBUTION, LLC

By ORGANIC HOLDINGS LLC,			By ORGANIC HOLDINGS LLC,
its sole Member			its sole Member

By:	/s/ Thomas A. Tolworthy	(Seal)	By:	/s/ Thomas A. Tolworthy	(Seal)
Name: Thomas A. Tolworthy			Name: Thomas A. Tolworthy
Title: Sole Manager			Title: Sole Manager

JOIE ESSANCE, LLC
By ORGANIC HOLDINGS LLC,
its sole Member

By:	/s/ Thomas A. Tolworthy	(Seal)
Name: Thomas A. Tolworthy
Title: Sole Manager

Exhibit A – Collateral

The Collateral consists of all of New Borrower’s assets, including without limitation, all of New Borrower’s right, title and interest in and to the following, whether now owned or hereafter created, acquired or arising:

(a)	all goods, Accounts (including health-care insurance receivables), equipment (as defined in the UCC), Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles, commercial tort claims (as defined in the UCC), documents(as defined in the UCC), instruments (as defined in the UCC, including any promissory notes), chattel paper (as defined in the UCC, whether tangible or electronic), cash, money, deposit accounts(as defined in the UCC), securities accounts (as defined in the UCC), fixtures (as defined in the UCC), letter of credit rights (as defined in the UCC), letters of credit (as defined in the UCC, whether or not the letter of credit is evidenced by a writing), securities (as defined in the UCC), and all other investment property(as defined in the UCC), supporting obligations (as defined in the UCC), and financial assets (as defined in the UCC), whether now owned or hereafter acquired, wherever located;

(b)	all of New Borrower’s books and records evidencing or relating to any of the foregoing; and

(c)	any and rights, remedies, Guarantees, and security interests in respect of the foregoing, all rights of enforcement and collection, and all rights under the Financing Documents in respect of the foregoing, all information and data compiled or derived by New Borrower or to which New Borrower is entitled in respect of or related to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Schedule 7.4 (B) – Post Closing Requirements to Seventh Amendment Closing Date

Borrowers shall satisfy and complete each of the following obligations, or provide Agent each of the items listed below, as applicable, on or before the date indicated below, all to the satisfaction of Agent in its sole and absolute discretion:

1.	As soon as possible, but in any case within five (5) Business Days of the Seventh Amendment Closing Date, Borrowers shall deliver or cause to be delivered to Agent:

a.	updated Schedules to the Credit Agreement having been revised and updated to reflect the joinder of the New Borrowers each as a “Borrower” under the Financing Documents and shall be deemed to be given as of the Seventh Amendment Closing Date and replace the corresponding schedules to the Credit Agreement;

b.	one or more fully completed and duly executed IRS Tax Form 8821 relating to each New Borrower in form and substance acceptable for filing with the IRS;

c.	one or more Pledge Agreements with respect to all of the issued and outstanding equity interests of all New Borrowers in form and substance satisfactory to Agent in its sole and absolute discretion, including the delivery of any certificated equity interests along with instruments of transfer issued in blank;

d.	one or more Grants of Security Interest in Patent and Trademarks with respect to all of the registered intellectual property of New Borrowers in form and substance satisfactory to Agent in its sole and absolute discretion;

e.	an amended and restated Certificate of Validity executed by an executive officer or the manager (as the case may be) of the Borrowers in form and substance satisfactory to Agent in its sole and absolute discretion;

f.	complete and accurate copies of each Material Contract with respect to the New Borrowers including any amendments, supplements, restatements or modifications thereto;

g.	a complete and accurate updated information certificate with respect to the Borrowers, in form and substance acceptable to Agent; and

h.	the legal opinion of Varnum LLP covering the New Borrowers and the Amendment No. 7 and Joinder Agreement to the Credit and Security Agreement and such other matters deemed advisable by Agent in its sole discretion, in form and substance acceptable to Agent and its counsel.

2.	As soon as possible, but in any case within ten (10) days of the Seventh Amendment Closing Date, Borrowers shall deliver or cause to be delivered to Agent:

a.	evidence of the filed termination statements with respect to financing statements filed with the Delaware Secretary of State with the New Borrowers as debtors and Penta Mezzanine SBIC Fund I, LP or Siena Funding LLC, successor by assignment to Siena Lending Group LLC as secured party; and

b.	evidence of insurance with respect to the New Borrowers, including but not limited to an Additional Insured and Lender’s Loss Payable endorsements and/or declaration pages acceptable to the Lender, all such insurances to be in compliance with Section 4.4 of the Credit Agreement.

3.	As soon as possible, but in any case within fifteen (15) days of the Seventh Amendment Closing Date:

a.	Borrowers shall deliver or cause to be delivered to Agent a landlord’s agreement, warehouseman’s agreement or other access agreement from the applicable lessor or warehouseman, in each case in form and substance satisfactory to Agent in its reasonable discretion for all leased properties of the New Borrowers;

b.	Borrowers shall enter, cause to be entered into and deliver to the same to the Agent, a fully executed Deposit Account Control Agreement with respect to all a deposit accounts and securities accounts with the financial institutions with which New Borrowers maintain such accounts.

Nothing in this Schedule 7.4(B) shall act or be construed to limit any of the rights and remedies of the Agent and Lenders under this Agreement, including to withhold Borrowing Base reserves.  The failure of any Borrower or of Parent to complete and satisfy any of the above obligations on or before the date indicated above, or the failure of any Borrower or of Parent to deliver any of the above listed items on or before the date indicated above, shall constitute an immediate and automatic Event of Default, unless otherwise waived or extended by the Agent in its sole discretion.